1st Quarter 2012 Earnings Call
November 8, 2011

Disclaimer
This presentation may contain statements that relate to future events and expectations and, as such, constitute "forward
-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on
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intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in
Globe’s most recent Annual Report on Form 10-K, including under “Special Note Regarding Forward-Looking
Statements” and “Risk Factors” and Globe’s quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

1st Quarter 2012 Financial Highlights

 ■ EBITDA, on a comparable basis, of $42.5 million was only $1.3 million lower than the fourth quarter which was better than expected. Results were helped by ferrosilicon shipments and an unrealized foreign exchange gain.
 ■ Sales remained flat with the fourth quarter as higher selling prices and modest initial coal sales offset lower shipments.
 ■ As expected, gross profit declined slightly as a result of a mix shift towards ferrosilicon as we built silicon metal inventory for shipment in the second quarter.
 ■ DEPS, on a comparable basis, remained flat with the fourth quarter, primarily due to the unrealized foreign exchange gain and lower tax rate offsetting the gross profit decline from the mix shift.
 ■ We closed the acquisition of Alden Resources in July 2011 and are executing the integration strategy. We secured a $50 million term loan led by BNP
 Paribas.

GLOBE SPECIALTY METALS

$ in Thousands, except per share & per lb.	1Q'12	4Q'11	Change
Sales	$174,862	$175,934	($1,072)
Cost of goods sold	127,650	126,296	1,354
Gross margin % of sales	27.0%	28.2%	(1.2%)
Selling, general and administrative expenses	14,801	15,819	(1,018)
SGA % of sales	8.5%	9.0%	(0.5%)
(Gain) Loss on sale of business	(54)	4,249	(4,303)
Operating income	32,465	29,560	2,905
Net income attributable to GSM	20,693	15,545	5,148
Diluted EPS	$0.27	$0.20	$0.07
EBITDA	$41,251	$36,800	$4,451
EBITDA % of sales	23.6%	20.9%	2.7%
Tons Sold	54,285	56,580	(2,295)
Average selling price: ($/lb.)	$1.31	$1.30	$0.01

1st Quarter 2012 Reported Results

$ in Thousands, except per share	EBITDA	Net Income	Diluted Earnings Per Share	Income Statement Classification
Reported:	$41,251	$20,693	$0.27	
Transaction and due diligence expenses	1,680	1,042	0.01	SG&A
Gain on sale of business	(473)	(293)	0.00	Foreign Exchange Gain
Pro forma results	$42,458	$21,442	$0.28	
Dow Corning's portion of joint venture	(1,339)	-	-	
Pro forma results	$41,119	$21,442	$0.28

1st Quarter 2012 Special Items

$ in Thousands, except per share	1Q'12	4Q'11	Change
Sales	**$161,073**	**$157,180**	**$3,893**
Cost of goods sold	**114,831**	**108,755**	**6,076**
Gross margin % of sales	28.7%	30.8%	(2.1%)
Selling, general and administrative expenses	**12,734**	**12,615**	**119**
SGA % of sales	7.9%	8.0%	(0.1%)
Pro forma operating income	**33,508**	**35,800**	**(2,292)**
Pro forma net income attributable to GSM	**21,442**	**21,496**	**(54)**
Pro forma diluted EPS	**$0.28**	**$0.28**	**$0.00**
Pro forma EBITDA	**$41,119**	**$42,156**	**($1,037)**
EBITDA % of sales	25.5%	26.8%	(1.3%)

Sequential Pro Forma Adjusted Income Statement
Summary

Sequential Quarter Pro Forma Sales Bridge
$157.2
+$1.6
-$0.6
+$2.9
$161.1
Q4 2011
Price
Volume
Other
Q1 2012

Sequential Pro Forma Sales Bridge

Sequential Quarter Pro Forma EBITDA Bridge

$42.2
+$0.2
-$1.8
+$1.0
-$0.5
$41.1
Q4 2011
Price/Mix
Power
Fx
Other
Q1 2012

Sequential Pro Forma EBITDA Bridge

$ in Thousands	Q1'12	Q4'11	Q1'11
Net income	$21,087	$16,729	$2,858
Depreciation and amortization	7,300	6,705	5,774
Deferred taxes	(516)	4,958	-
Changes in working capital	(13,818)	(17,350)	4,449
Share-based compensation	461	457	1,275
(Gain) Loss on sale of business	(54)	4,249	-
Other	(2,095)	2,767	853
Cash from operations	**$12,365**	**$18,515**	**$15,209**
Capital expenditures	(9,711)	(8,263)	(10,124)
Acquisition / sale of business	(73,194)	-	(2,038)
Cash from investing activities	**($82,905)**	**($8,263)**	**($12,162)**
Net borrowings (payments) of long-term debt	50,000	(10)	(2,153)
Net borrowings (payments) of short-term debt	11	562	(1,851)
Net borrowings on revolving credit agreements	8,000	-	-
Other financing activities	(1,129)	226	3,683
Cash from financing activities	**$56,882**	**$778**	**($321)**

7

Cash Flow Overview

1st Quarter 2012 Earnings Call
November 8, 2011